EXHIBIT 11



                   OAKWOOD HOMES CORPORATION AND SUBSIDIARIES
                 STATEMENT RE COMPUTATION OF EARNINGS PER SHARE

                      (in thousands, except per share data)



                                                                 Three months ended
                                                                    December 31,
                                                               -------------------

                                                                 1997              1996
                                                                 -----             ----

 Weighted average number of common
    shares outstanding                                           46,147           45,550

 Less:   Unearned ESOP shares                                       (97)            (137)
                                                                  -------         --------
 Weighted average number of common
   shares outstanding                                            46,050           45,413
                                                                =======          ==-====
 Net income                                                     $17,802          $15,193
                                                                =======          =======
 Earnings per common share - basic                              $   .39          $   .33
                                                                =======          =======

 Weighted average number of common
   shares outstanding                                            46,147           45,550
 Add: Dilutive effect of stock options
  and restricted shares, computed
  using the treasury stock method                                 1,281            1,319

 Less:  Unearned ESOP shares                                       (97)            (137)
                                                               -------           ------
 Weighted average number of common
    and common equivalent shares
    outstanding                                                 47,331           46,732
                                                                =======          ======
 Net income                                                    $17,802          $13,877
                                                                =======         =======
 Earnings per common share - diluted                           $   .38           $  .33
                                                               ========         =======



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